As filed with the Securities and Exchange Commission on February 28,1997.
                                                 Registration No. 333-
============================================================================

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549



                              FORM S-3
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                    Superior Energy Services, Inc.
        (Exact name of registrant as specified in its charter)

      Delaware                   1503 Engineers Road          75-2379388
(State or other jurisdiction       P. O. Box 6220          (I.R.S.Employer
of incorporation or organization) New Orleans, LA  70174 Identification No.)

                         (504) 393-7774
           (Address, including zip code, and telephone number, including area code, of the registrant's principal executive offices)


                         Terence E. Hall
                  Superior Energy Services, Inc.
                     Chairman of the Board,
               Chief Executive Officer and President
                      1503 Engineers Road
                         P. O. Box 6220
                  New Orleans, Louisiana 70174
                         (504) 393-7774
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            Copy to:
                     William B. Masters, Esq.
               Jones, Walker, Waechter, Poitevent,
                    Carrere & Denegre, L.L.P.
                     201 St. Charles Avenue
                 New Orleans, Louisiana  70170


       Approximate date of commencement of proposed sale to the public:
    From time to time after this Registration Statement becomes effective.



           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. / /

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the
Securities Act  registration   statement  number  of  the  earlier  effective
registration statement for the same offering.  /  /

           If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                          ________________________



                            CALCULATION OF REGISTRATION FEE
==============================================================================
                                     Proposed       Proposed
                                     maximum        maximum
 Title of each        Amount         offering      aggregate
    class of          to be         price per       offering     Amount of
   securities       registered       share<F1>      price<F1>    registration
 to be registered                                                    fee
______________________________________________________________________________
Common Stock,        561,666          $4.218     $2,369,107.00     $718.00
$.001 par value       shares
==============================================================================

<F1>  Estimated  pursuant  to  Rule  457(c)  solely  for  the purpose of calculating the registration fee.
                              ______________________

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH
THE SECURITIES AND EXCHANGE COMMISSION.  THESE SECURITIES MAY NOT BE
SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROPSECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BY ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICHSUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER
THE SECURITIES LAWS OF ANY SUCH STATE.

   Subject to Completion,  dated February  28, 1997

PROSPECTUS

                Superior Energy Services, Inc.

                         Common Stock


      This Prospectus relates to 561,666 shares (the "Shares") of Common Stock, $.001 par value per share (the "Common Stock"), of Superior Energy Services, Inc. ("Superior") that may be offered from time to time by the selling shareholders described herein (the "Selling Stockholders"). The registration of the Shares does not necessarily mean that any of the shares will be offered or sold by the Selling Stockholders.

      Shares may be sold from time to time in ordinary brokerage transactions on the Nasdaq National Market or such principal securities exchange on which the Common Stock is then trading at prices prevailing at the time of such sales. Brokers executing orders are expected to charge normal commissions, and the proceeds to the Selling Stockholders will be net of brokerage commissions. The Company will not receive any proceeds from the sale of the Shares. Information regarding the Selling Stockholders is set forth herein under the heading "Selling Stockholders." All expenses of registration incurred in connection with this offering are being borne by the Company. All selling and other expenses incurred by the Selling Stockholders will be borne by the Selling Stockholders.

      The  Common Stock is traded on the Nasdaq National  Market
under  the symbol  "SESI."   On  February  27,  1997,  the  last
reported  sale  price of the Common Stock on the Nasdaq National
Market was $4 3/4 per share.



   SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR A DISCUSSION OF
                            CERTAIN
        FACTORS THAT SHOULD BE CONSIDERED IN EVALUATING
               AN INVESTMENT IN THE COMMON STOCK.



 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURI-
   TIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
        SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
         ADEQUACY OR THIS PROSPECTUS.  ANY REPRESENTA-
          TION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                        March ___, 1997

                    AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other documents with the Securities and Exchange Commission (the "Commission"). Documents filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, and at the regional offices of the Commission at the following locations: New York Regional Office, 7 World Trade
Center, 13th Floor, New York, New York 10048 and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission (http://www.sec.gov). The Company's Common Stock is traded on the Nasdaq National Market. Reports, proxy statements and other information may also be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

      The Prospectus constitutes a part of a Registration Statement filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Common Stock. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents, which have been filed by the Company with the Commission pursuant to the Exchange Act, are incorporated herein by reference: (i) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995; (ii) the Company's Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 1996, June 30, 1996 and September 30, 1996; (iii) the description of the Company's Common Stock set forth in its registration statement under the Exchange Act dated June 12, 1992; and (iv) the Company's Current Report on Form 8-K dated September 16, 1996, as amended by a Form 8-K/A dated September 16, 1996.

      All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference herein and to be made a part hereof from their respective dates of filing. Information appearing herein or in any particular document incorporated herein by reference is not necessarily complete and is qualified in its entirety by the information and financial statements appearing in all of the documents incorporated herein by reference and should be read together therewith. Any statements contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other document subsequently filed or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any of the documents incorporated herein by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. Requests for such copies should be directed to Superior Energy Services, Inc., 1503 Engineers Road, Attention: Investor Relations, P.O. Box 6220, New Orleans, Louisiana 70174, telephone (504) 393-7774.


                         THE COMPANY

      Superior Energy Services, Inc. ("Superior" or the "Company"), through its subsidiaries, provides specialized oil field services in the Gulf of Mexico. The Company's services include plugging and abandoning oil and gas wells and providing wireline services, the manufacture, sale and rental of specialized oil well equipment and fishing tools, the development, manufacture, sale and rental of oil and gas drilling instrumentation and computerized rig data acquisition systems, and the development, manufacture and sale of oil spill containment booms and ancillary equipment.

      The  Company's  executive  offices  are  located  at  1503
Engineers Road, Belle Chasse, Louisiana and its telephone number at such address is (504) 393-7774.


                      RISK FACTORS

      Prospective  investors  should   carefully   consider  the
following factors, in addition to other information contained in or incorporated by reference in this Prospectus, regarding an investment in the Common Stock offered hereby.

      Industry Volatility. The demand for oil field services has traditionally been cyclical. Demand for the Company's services is significantly affected by the number and age of producing wells and the drilling and completion of new oil and gas wells. These factors are affected in turn by the willingness of oil and gas operators to make capital expenditures for the exploration, development and production of oil and natural gas. The levels of such capital expenditures are influenced by oil and gas prices, the cost of exploring for, producing and delivering oil and gas, the sale and expiration dates of leases in the United States and overseas, the discovery rate of new oil and gas reserves, local and international political and economic conditions and the ability of oil and gas companies to generate capital. Although the production sector of the oil and gas industry is less immediately affected by changing prices, and, therefore, less volatile than the exploration sector, producers would likely react to declining oil and gas prices by reducing expenditures, which could adversely affect the business of the Company. No assurance can be given as to the future price of oil and natural gas or the level of oil and gas industry activity.

         Seasonality. The businesses conducted by the Company are subject to seasonal fluctuation. The nature of the offshore oil and gas industry in the Gulf of Mexico is seasonal and depends in part on weather conditions. Purchases of the Company's products and services are also to a substantial extent, deferrable in the event oil and gas companies reduce capital expenditures as a result of conditions existing in the oil and gas industry or general economic downturns. Fluctuations in the Company's revenues and costs may have a material adverse effect on the Company's business and operations. Accordingly, the Company's operating results may vary from quarter to quarter, depending upon factors outside of its control.

         Dependence on Oil and Gas Industry; Dependence Upon Significant Customers. The Company's business depends in large part on the conditions of the oil and gas industry, and specifically on the capital expenditures of the Company's customers. Purchases of the Company's products and services are also, to a substantial extent, deferrable in the event oil and gas companies reduce capital expenditures as a result of conditions existing in the oil and gas industry or general economic downturns. The Company derives a significant amount of its revenues from a small number of independent and major oil and gas companies. The inability of the Company to continue to perform services for a number of its large existing customers, if not offset by sales to new or existing customers, could have a material adverse effect on the Company's business and operations.

         Technology Risks. Sales of certain of the Company's products are based primarily on its proprietary technology. The Company's success in the sales of these products depends to a significant extent on the development and implementation of new product designs and technologies. Many of the Company's competitors and potential competitors have more significant resources than the Company. While the Company has patents on certain of its technologies and products, there is no assurance that any patents secured by the Company will not be successfully challenged by others or will protect them from the development of similar products by others.

         Intense Competition. The Company competes in highly competitive areas of the oil field business. The volatility of oil and gas prices has led to a consolidation of the number of companies providing services similar to the Company. This reduced number of companies competes intensely for available projects. Many of the competitors of the Company are larger and have greater financial and other resources than the Company. Although the Company believes that it competes on the basis of technical expertise and reputation of service, there can be no assurance that the Company will be able to maintain its competitive position.

         Potential Liability and Insurance. The operations of the Company involve the use of heavy equipment and exposure to inherent risks, including blowouts, explosions and fire, with attendant significant risks of liability for personal injury and property damage, pollution or other environmental hazards or loss of production. The equipment that the Company sells and rents to customers are also used to combat oil spills. Failure of this equipment could result in property damage, personal injury, environmental pollution and resulting damage. Litigation arising from a catastrophic occurrence at a location where the Company's equipment and services are used may in the future result in large claims. The frequency and severity of such incidents affect the Company's operating costs, insurability and relationships with customers, employees and regulators. Any increase in the frequency or severity of such incidents, or the general level of compensation awards with respect thereto, could affect the ability of the Company to obtain projects from oil and gas operators or insurance and could have a material adverse effect on the Company. In addition, no assurance can be given that the Company will be able to maintain adequate insurance in the future at rates it considers reasonable.

         Laws and Regulations. The Company's business is significantly affected by laws and other regulations relating to the oil and gas industry, by changes in such laws and by changing administrative regulations. The Company cannot predict how existing laws and regulations may be interpreted by enforcement agencies or court rulings, whether additional laws and regulations will be adopted, or the effect such changes may have on it, its businesses or financial condition. Federal and state laws require owners of non-producing wells to plug the well and remove all exposed piping and rigging before the well is abandoned. A decrease in the level of enforcement of such laws and regulations in the future would adversely affect the demand for the Company's services and products. Numerous state and federal laws and regulations affect the level of purchasing activity of oil containment boom and consequently the Company's business. There can be no assurance that a decrease in the level of enforcement of laws and regulations in the future would not adversely affect the demand for the Company's products.

         Environmental Regulation. The Company believes that its present operations substantially comply with applicable federal and state pollution control, and environmental protection laws and regulations and that compliance with such laws has had no material adverse effect upon its operations to date. No assurance can be given that environmental laws will not, in the future, materially adversely affect the Company's operations and financial condition.

         Shares Eligible for Future Sale. As of February 27, 1997, the Company had 18,597,045 shares of Common Stock outstanding, of which 6,174,419 have been registered under the Securities Act and generally are freely transferable, (other than shares acquired by "affiliates" of the Company as such term is defined by Rule 144 under the Securities Act of 1933, as amended (the "Securities Act")). None of the 12,422,626 remaining shares of Common Stock issued by the Company were acquired in transactions registered under the Securities Act and, accordingly, such shares may not be sold except in transactions registered under the Securities Act or pursuant to an exemption from registration. Approximately 520,000 shares of Common Stock are eligible for sale in reliance upon exemptions from registration. The Company is unable to estimate the number of shares that will be sold since this will depend on the market price for the Common Stock, the personal circumstances of the sellers and other factors. Any future sale of substantial amounts of Common Stock in the open market may adversely effect the market price of the Common Stock offered hereby.

         Concentration of Common Stock Ownership. The Company's directors and executive officers and certain of their affiliates beneficially own approximately, 55.5% of the outstanding shares of Common Stock. Accordingly, these shareholders will have the ability to control the election of the Company's directors and the outcome of most other matters submitted to a vote of the Company's shareholders.

         Possible Volatility of Securities Prices. The market price of the Common Stock has in the past been, and may in the future continue to be, volatile. A variety of events, including quarter to quarter variations in operating results, news announcements or the introduction of new products by the Company or its competitors, as well as market conditions in the oil and gas industry, or changes in earnings estimates by securities analysts may cause the market price of the Common Stock to fluctuate significantly. In addition, the stock market in recent years has experienced significant price and volume fluctuations which have particularly affected the market prices of equity securities of many companies that service the oil land gas industry and which often have been unrelated to the operating performance of such companies. These market fluctuations may adversely affect the price of the Common Stock.

         No Dividends.The  Company's  Board of Directors has not
paid any dividends on its Common Stock.   The  Company  does not
expect to declare or pay any dividends in the foreseeable future.

         Potential Adverse Effect of Issuance of Preferred Stock Without Stockholder Approval. The Company's Certificate of Incorporation authorizes the issuance of 5,000,000 shares of preferred stock, $.01 par value per share, with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock and, in certain circumstances, depress the market price of the Common Stock. In the event of issuance, the preferred stock could be utilized under certain circumstances as a method of discouraging, delaying or preventing a change in control of the Company. There can be no assurance that the Company will not issue shares of preferred stock in the future. See "Description of Securities."

         Key Personnel. The Company depends to a large extent on the abilities and continued participation of the its executive officers and key employees. The loss of the services of any of these persons would have a material adverse effect on the Company's business and operations.

Forward-Looking Statements

         This Prospectus contains certain forward-looking statements concerning the Company's operations, economic performance and financial condition, including in particular, the integration of the Company's recent and pending acquisitions into the Company's existing operations. Such statements are subject to various risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors, including those identified under "Risk Factors" and elsewhere in this Prospectus.


                      SELLING STOCKHOLDERS

      The following table sets forth as of February 27, 1997 certain information regarding the Selling Stockholders. Unless otherwise indicated, the Company believes that the persons listed below have sole investment and voting power with respect to their shares based on information furnished to the Company by such owners.

                         Beneficial               Beneficial    Percentage
                       Ownership of   Common     Ownership of       of
                       Common Shares  Shares       Common        Beneficial
                         Prior to    Offered       Shares        Ownership
Selling Stockholder      Offering    for sale     After Sale   After Offering
___________________   _____________ __________   ____________  ______________

Gaines, Berland Inc.     923,472     243,492       679,980         3.7%
Darnell Small<F1>        434,000      25,000       409,000         2.2
GKN Securities Corp.     129,932      44,222        85,710          *
Robert Gladstone          69,336      29,736        39,600          *
Roger Gladstone           69,336      29,736        39,600          *
David M. Nussbaum         69,336      29,736        39,600          *
Stephen Booke<F2>         60,000      60,000             0          --
James M. Jacobson, Jr.    58,333       8,333        50,000          *
Dan Purjes                43,078      43,078             0          --
Bradford Small<F3>        33,000      25,000         8,000          *
Gene Sperber              18,833       8,333        10,500          *
Gerald Amato<F2>          15,000      15,000             0          --
___________
*   Less than one percent.
<F1> Darnell Small is the widow of Carl Small, the founder of Small's.
<F2> Former consultant to Small's.
<F3> Bradford Small is a Director of Superior and is the son of Darnell
     Small and Carl Small.

                             PLAN OF DISTRIBUTION

      All of the Shares offered hereby are being sold by the Selling Stockholders. The Company has been advised that the Shares will be offered by the Selling Stockholders from time to time on the Nasdaq National Market, where the Common Stock is listed, or elsewhere in privately negotiated transactions, at fixed prices which may be changed, at market prices prevailing at the time of offer and sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by offering and selling the Shares directly or to or through securities broker-dealers, including Gaines, Berland Inc. and GKN Securities Corp., and such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholders and/or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom the Selling Stockholders may sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Upon the Company being notified by any Selling Stockholder that a material arrangement has been entered into with a broker or dealer for the sale of Shares, a Prospectus Supplement will be filed, if required, pursuant to Rule 424(c) under the Securities Act, disclosing (a) the name of each such broker-dealer, (b) the number of Shares involved, (c) the price at which Shares were sold, (d) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, and (e) other facts material to the transaction.

      The Selling Stockholders and any broker-dealers who act in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

      The Company has advised the Selling Stockholders that they and any securities broker-dealers or others who may be deemed to be statutory underwriters will be subject to the Prospectus delivery requirements under the Securities Act. The Company has also advised the Selling Stockholders that in the event of a "distribution" of the Shares, the Selling Stockholders, any "affiliated purchasers," and any broker-dealer or other person who participates in such distribution may be subject to Rule 10b-6 (and, commencing March 4, 1997, Regulation M) under the Exchange Act until his or its participation in that distribution is completed. A "distribution" is defined in the rules under the Exchange Act as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods." Rule 10b-6 (and Regulation M) makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class as is the subject of the distribution. The Company has also advised the Selling Stockholders that Rule 10b-7 (and Regulation
M) under the Exchange Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purposes of pegging, fixing or stabilizing the price of the Common Stock in connection with this offering.

      The Company has agreed to indemnify certain of the Selling
Stockholders  and  underwriters   against  certain  liabilities,
including liabilities under the Securities Act.


                         LEGAL MATTERS

      The validity of the issuance of the Common Stock offered hereby will be passed upon for the Company by Jones, Walker, Waechter, Poitevent, Carree & Denegre L.L.P., New Orleans,
Louisiana.


                            EXPERTS

      The consolidated financial statements of Superior as of and for the two years ended December 31, 1995 incorporated by reference herein have been audited by KMPG Peat Marwick LLP, independent certified public accountants, as indicated in their report with respect thereto, and have been incorporated by reference herein in reliance upon the authority of such firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering Superior's consolidated financial statements refers to the adoption in 1995 of the methods of accounting for the impairment of long-lived assets and for long-lived assets to be disposed of prescribed by Statement of Financial Accounting Standards No. 121.

      The financial statements of Dimensional Oil Field Services, Inc. as of and for the year ended December 31, 1995 incorporated by reference herein have been audited by KMPG Peat Marwick LLP, independent certified public accountants, as indicated in their report with respect thereto, and have been incorporated by reference herein in reliance upon the authority of such firm as experts in accounting and auditing.

      Future audited financial statements of the Company and the reports thereon of the Company's independent public accounts will also be incorporated by reference in this prospectus in reliance upon the authority of those accountants as experts in giving those reports to the extent set firm has audited those financial statements and consented to the use of their reports thereon.

===============================      =================================

        No dealer, salesperson
or any other  person  has been
authorized    to    give   any
information  or  to  make  any
representation  other than  is
contained in this  Prospectus,
and,  if  given or made,  such
information  or representation
must  not  be relied  upon  as
having  been   authorized   by
Superior.      Neither     the                 561,666 Shares
delivery  of  this  Prospectus
nor  any  sale  made hereunder
shall  under any circumstances                Superior Energy
create  any  implication  that                 Services, Inc.
there has  been  no  change in
the affairs of Superior  since
any  of  the dates as to which
information    is    furnished
herein   or   since  the  date
hereof.  This Prospectus  does
not  constitute  an  offer  to                  Common Stock
sell  or  a solicitation of an
offer  to  buy   any   of  the
securities  offered hereby  to
any   person   or    in    any
jurisdiction   in  which  such
offer or solicitation  is  not
authorized  or  in  which  the                 ______________
person  making  the  offer  or
solicitation  is not qualified                   PROSPECTUS
to  do  so,  or to  make  such                 ______________
offer or solicitation  in such
jurisdiction.
     ____________________
                                               March __, 1997




      TABLE OF CONTENTS
                            Page

Available Information......  2
Incorporation of Certain
Documents by Reference.....  2
The Company................  3
Risk Factors...............  3
Selling Stockholders.......  5
Plan of Distribution.......  6
Legal Matters..............  6
Experts....................  6

       ________________

===============================      =================================

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

 The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimated except the Securities and Exchange Commission registration fee.

      SEC registration fee                                     $ 718.04
      Accounting fees and expenses                              2500.00
      Legal fees and expenses                                   3500.00
      Miscellaneous                                              281.96
                                                               _________
           Total                                               $7000.00
                                                               =========
      The Company will bear all of the foregoing fees and expenses.


Item 15.  Indemnification of Directors and Officers.

      Section 145 of the General Corporation Law of Delaware, as amended ("GCL"), authorizes a Delaware corporation to indemnify its officers, directors, employees and agents under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their holding or having held such positions with the corporation and to purchase and maintain insurance for such indemnification. Article Tenth of the Company's Certificate of Incorporation, a copy of which is filed as Exhibit 4.1 and incorporated herein by reference, provides for the indemnification of directors and officers against expenses and liabilities incurred in connection with defending actions brought against them for negligence or misconduct in their official capacities.

      Paragraph 7 of Section 102(b) of the GCL permits a Delaware corporation, by so providing in its Certificate of Incorporation, to eliminate or limit the personal liability of a director to the corporation for damages arising out of certain alleged breaches of the director's duties to the corporation. The GCL, however, provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or unlawful purchase or redemption of its capital stock, or (iv) for any transaction from which the director derived an improper personal benefit. Article Ninth of the Company's Certificate of Incorporation eliminates the personal liability of the directors of the Company to the fullest extent permitted by Paragraph 7 of Section 102(b) of the GCL.

Item 16.  Exhibits.

   3.1 - Composite of the Company's Certificate of Incorporation
         (filed as an exhibit to the Company's Form 10-QSB for the quarter ended March 31, 1996 and incorporated herein by reference).

   3.2 - Composite of the Company's By-laws (filed as an exhibit to the Company's Registration Statement on Form SB-2
         (Registration No. 333-15987) incorporated herein by reference).

   3.3 - Stock Certificate (filed as an exhibit to Amendment No.
         6 to the Company's registration statement on Form SB-2
         (Registration No. 33-94454) and incorporated herein by reference).

     5 - Opinion of Jones, Walker, Waechter, Poitevent, Carrere
         & Denegre, L.L.P.

  23.1 - Consent of KPMG Peat Marwick LLP regarding the Company.

  23.2 - Consent of KMPG Peat Marwick LLP regarding Dimensional
         Oil Field Services, Inc.

  23.3 - Consent of Jones, Walker, Waechter, Poitevent, Carrere
         & Denegre, L.L.P. (included in Exhibit 5).

    24 - Power of Attorney.*


Item 17.  Undertakings.

      The undersigned registrant hereby undertakes:

      (1)   (a)   To file, during any period in which offers or
sales are being made, a post-effective amendment to this registration statement:


                  (i) To include any prospectus required by
            section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or
            events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                  (iii) To include any material information with
            respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

      Provided, however, that paragraphs (1)(a)(i) and
(1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the small business issuer pursuant to Section 13 or Section 15(d) of the Securities
Exchange Act of 1934 that are incorporated by reference in this registration statement.

            (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the provisions described under Item 15 above, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (3) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer pursuant to Rule 424(b)(1) or
(4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.


      (4) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Belle Chasse, State of Louisiana, on February 27, 1997.

                                  SUPERIOR ENERGY SERVICES, INC.


                                  By:     /s/ Terence E. Hall
                                      ____________________________
                                              Terence E. Hall
                                         Chairman of the Board,
                                         Chief Executive Officer
                                              and President



                              POWER OF ATTORNEY

      KNOW ALL MEAN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Terence E. Hall, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

       Signature                       Title                      Date
       __________                      _____                      _____


  /s/ Terence E. Hall          Chairman of the Board,     February  27, 1997
  ____________________ Chief Executive Officer and President
      Terence E. Hall    (Principal Executive Officer)

  /s/ Robert S. Taylor   Chief Financial Officer (Principal February 27, 1997
  ____________________ Financial Officer and Accounting Officer)
      Robert S. Taylor

/s/ Ernest J. Yancey, Jr.          Director                 February 27, 1997
 _______________________
 Ernest J. Yancey, Jr.


 /s/ James E. Rayannack            Director                 February 27, 1997
 _______________________
   James E. Rayannack


  /s/ Richard J. Lazes             Director                 February 27, 1997
 _______________________
    Richard J. Lazes


 /s/ Kenneth C. Boothe             Director                 February 27, 1997
 _______________________
   Kenneth C. Boothe


   /s/ Bradford Small              Director                 February 27, 1997
 _______________________
     Bradford Small


 /s/ Justin L. Sullivan            Director                 February 27, 1997
 _______________________
   Justin L. Sullivan